                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


                              NAME UNDER
                           WHICH SUBSIDIARY   JURISDICTION OF                   PERCENTAGE
NAME OF SUBSIDIARY          DOES BUSINESS     INCORPORATION        OWNER           OWNED
------------------         ----------------   ---------------      -----        ----------
Nordata, Inc.                    Eltrax        California          Eltrax           100%
                                                                Systems, Inc.

Rudata, Inc.                     None          California          Eltrax           100%
                                                                Systems, Inc.

Atlantic Network                 Eltrax        North Carolina      Eltrax           100%
Systems, Inc.                                                   Systems, Inc.

EJG Techline Incorporated        Eltrax        California          Eltrax           100%
                                                                Systems, Inc.

Four Corners                     Eltrax        Arizona             Eltrax           100%
Technology, Inc.                                                Systems, Inc.

Hi-Tech                          Eltrax        Pennsylvania        Eltrax           100%
Connections, Inc.                                               Systems, Inc.

DataComm                         Eltrax        Ohio                Eltrax           100%
Associates, Inc.                                                Systems, Inc.

Midwest Telecom                  Eltrax        Ohio                Eltrax           100%
Associates, Inc.                                                Systems, Inc.



Note: All subsidiaries with the exception of Nordata, Inc. and Four Corners Technology, Inc. were merged into Eltrax Systems, Inc. on January 1, 1998.